Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-81610, 333-66128, 333-63364 and 333-56588) and Form S-8 (Nos. 333-43550 and 333-51928) of our report dated February 22, 2002 related to the financial statements, which appear in Newtek Capital, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2001.  We also consent to the reference to us under the heading “Experts” in such Registration Statements.

PricewaterhouseCoopers LLP

New York, New York
March 17, 2003